STEINROE VARIABLE INVESTMENT TRUST
                      ADMINISTRATION AGREEMENT

     ADMINISTRATION AGREEMENT dated as of January 3, 1995 between STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of each of its separate series funds listed on Schedule A hereto (each individually a "Fund" and, collectively, the "Funds"), and STEIN ROE & FARNHAM INCORPORATED, a corporation organized under the laws of the State of Delaware (the "Administrator").

     WHEREAS, the Trust has been organized as an open-end management investment company registered as such under the Investment Company Act of 1940, as amended ("Investment Company Act"), and has authorized the issuance of shares of beneficial interest in one or more separate series each representing interests in a separate portfolio of securities and other assets, which shares are to be issued and sold to and held by various separate accounts of Keyport Life Insurance Company ("Keyport") or separate accounts of other insurance companies that are affiliated or are not affiliated with Keyport ("Participating Insurance Company");

     WHEREAS, the Trust, on behalf of each Fund, has entered into a separate Fund Advisory Agreement with the Administrator (each individually a "Fund Advisory Agreement" and, collectively, the "Fund Advisory Agreements") providing for investment management; and

     WHEREAS, the Trust desires the Administrator to render administrative services to the Funds in the manner and on the terms and conditions hereinafter set forth (it being understood that the Administrator will act as a transfer agent for the shares of the Funds pursuant to a separate agreement);

     NOW, THEREFORE, the Trust, on behalf of the Funds, and the Administrator agree as follows:

     1. EMPLOYMENT OF THE ADMINISTRATOR. The Trust hereby engages the Administrator to provide administrative and oversight services for the period, in the manner, and on the terms hereinafter set forth. The Administrator hereby accepts such engagement and agrees during such period to render the services and to assume the obligations herein set forth. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust or any of the Funds in any way or otherwise be deemed an agent of the Trust or any of the Funds.

     2. ADMINISTRATIVE SERVICES. (a) The Administrator will provide hereunder general administrative services and oversee the operations of the Trust and the Funds ("Administrative Services"), all subject to the direction and overall control of the Board of Trustees of the Trust. Such Administrative Services shall not include investment advisory, custodian, underwriting and distribution, transfer agency or pricing and bookkeeping services, but shall include, without limitation, (i) the provision of office space, equipment and facilities necessary in connection with the maintenance of the headquarters of the Trust;
(ii) the maintenance of the corporate books and records of the Trust, other than its accounting books and records and those of its records maintained by the Investment Adviser, the transfer agent and the custodian of the Trust, and making arrangements for meetings of the Trustees of the Trust; (iii) preparation and filing of proxy materials and making arrangements for meetings of shareholders or beneficial owners of the Funds;(iv) preparation and filing of all required reports and all updating and other amendments to the Trust's registration statement under the Investment Company Act, the Securities Act of 1933 and the rules and regulations thereunder; (v) calculation of distributions required or advisable under the Internal Revenue Code of 1986;
(vi) periodic computation and reporting to the Investment Adviser of the Funds' compliance with diversification and other portfolio requirements of the Investment Company Act and the Internal Revenue Code; (vii) development and implementation of general shareholder and beneficial owner correspondence and communications relating to the Funds, including the preparation and filing of shareholder and beneficial owner reports as are required or deemed advisable; and (viii) general oversight of the custodial, net asset value computation, portfolio accounting, financial statement preparation, legal, tax and accounting services performed for the Trust or the Funds by others (including, without limitation, by others pursuant to paragraph
(e) of this Section 2).

     (b) The Administrator will preserve for the Trust all records it maintains for the Trust as prescribed by the rules and regulations of the Securities and Exchange Commission (the "SEC") in the manner and for the time periods prescribed by such rules. The Administrator agrees that all such records shall be the property and under the control of the Trust and shall be made available, within five business days of any request therefor, to the Trust's Board of Trustees or auditors during regular business hours at the Administrator's offices. In the event of termination of this Agreement for any reason, all such records shall be returned, without charge, promptly to the Trust, free from any and all claim or retention of rights by the Administrator, except that the Administrator may retain copies of such records.

     (c) The Administrator will report to the Trustees of the Trust any potential or existing material irreconcilable conflict among the interests of shareholders (the separate accounts of insurance companies investing in the Trust) of which it is aware. The Administrator will assist the Trustees in carrying out their responsibilities under an Order from the SEC, dated July 1, 1988, granting insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of insurance companies affiliated and unaffiliated with each other. The Investment shall provide the Trustees with all information reasonably necessary for the Trustees to consider any issues raised.

     (d) The Administrator will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized herein, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Trust has authorized such disclosure, or it such disclosure is expressly required by applicable federal or state regulatory authorities.

     (e) The Administrator may, in its discretion, arrange for Administrative Services and related services subject to this Agreement to be provided to the Trust by the Administrator's affiliate, Liberty Financial Companies, Inc. ("LFC"), or by any of LFC's majority or greater owned subsidiaries.

     3. EXPENSES BORNE BY ADMINISTRATOR. To the extent necessary to perform its obligations under this Agreement, the Administrator, at its own expense, shall furnish executive and other personnel and office space, equipment and facilities, and shall pay any other expenses incurred by it, in connection with the performance of its duties hereunder, except that the Trust or the Funds, as appropriate, shall reimburse the Administrator for its out-of pocket costs, including telephone, postage and supplies, incurred by it in connection with communications with shareholders and beneficial owners of the Funds. The Administrator shall pay all salaries, fees and expenses of Trustees or officers of the Trust who are employees of the Administrator. The Administrator shall not be obliged to bear any other expenses incidental to the operations and business of the Trust. The Administrator shall not be required to pay or provide any credit for services provided by the Trust's custodian, transfer agent or other agents, including the Investment Adviser.

     4. EXPENSES BORNE BY THE TRUST. The Trust or one or more of the Funds, as appropriate, shall pay all expenses incidental to the operations and business of the Trust and the Funds not specifically assumed or agreed to be paid by the Administrator pursuant to the Fund Advisory Agreements or this Agreement (as the case may be), or by Keyport or any Participating Insurance Company, including, without limitation:

     (a) the fees of the Administrator as provided in Section 5 of this Agreement and of the Administrator in its capacity as investment adviser under the Fund Advisory Agreements (in such capacity, the "Investment Advisor");

     (b) fees payable pursuant to any plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act;

     (c) all fees and charges of depositories, custodians and other agencies for the safekeeping and servicing of the cash, securities, and other property of the Trust or the Funds;

     (d) all fees and charges of transfer, shareholder servicing, shareholder record keeping and dividend disbursing agents and all other expenses relating to the issuance and redemption of shares of the Trust and the maintenance and servicing of shareholder accounts;

     (e) all charges for equipment or services used for obtaining price quotations or for communication among the Administrator, any sub-adviser appointed by the Trust, the Trust, Keyport or any Participating Insurance Company, the custodian or any sub-custodian, transfer agent or any other agent selected by the Trust;

     (f) all expenses incurred in periodic calculations of the net asset value of the shares of the Funds;

     (g) all charges for bookkeeping, accounting and tax information services provided to the Trust by the custodian or any subcustodian;

     (h) all charges for services of the Trust's independent auditors;

     (i) all charges and expenses of outside legal counsel for the Trust and for the Trustees of the Trust in connection with legal matters relating to the Trust or the Funds;

     (j) all compensation of the Trustees of the Trust other than those Trustees who are interested persons of the Trust including, without limitation, Trustees who are interested persons of LFC, the Administrator, Keyport or any Participating Insurance Company, or the principal underwriter of the Trust, and all expenses (including expenses incident to Trustees' meetings), incurred in connection with their services to the Trust;

     (k) all expenses of preparation, printing and mailing of notices and proxy solicitation material and of reports and other communications to shareholders and beneficial owners of the Funds and all other expenses (including proxy solicitation expenses) incidental to meetings of the shareholders of the Funds:

     (l) all expenses of preparation (including type setting) and printing of annual or more frequent revisions of the Trust's prospectuses and statements of additional information and supplements thereto, of supplying each then-existing holder or beneficial owner of shares of the Funds or purchaser thereof with a copy of such revised prospectus or supplements, and of supplying copies of such statements of additional information to persons requesting the same;

     (m) all expenses, if any, related to preparing, printing and engraving and transmitting certificates representing shares of the Trust;

     (n) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Trustees;

     (o) all brokers' commissions and other normal charges incident to the purchase and sale of portfolio securities;

     (p) costs, including interest expense, of borrowing money;

     (q) all taxes and corporate fees payable to federal, state or other governmental agencies, domestic or foreign, and all costs and expenses incident to the maintenance of the Trust's legal existence;

     (r) all expenses of registering and maintaining the registration of the Trust under the Investment Company Act and the shares of the Trust under the Securities Act of 1933, and all expenses, if any, of qualifying and maintaining the qualification of the shares of the Trust for sale under securities laws of various states or other jurisdictions and of registration and qualification of the Trust under all other laws applicable to the Trust or its business activities;

     (s) all fees, dues, and other expenses incurred by the Trust in connection with its membership in any trade association or other investment organization; and

     (t) all miscellaneous business expenses.

     The Trust or one or more of the Funds, as appropriate, shall also bear all extraordinary, non-recurring expenses as may arise, including but not limited to expenses incurred in connection with litigation, proceedings and claims and expenses incurred in connection with any obligation of the Trust or the Funds to indemnify any person.

     Expenses which are directly charged to or attributable to any particular Fund shall be borne by that Fund and expenses which are not solely attributable to any one Fund shall be allocated among the Funds on a basis that the Trustees of the Trust deem fair and equitable.

     5. ADMINISTRATION FEE. For the services to be rendered by the Administrator hereunder, the Trust, for the benefit of each Fund, shall pay the Administrator out of the assets of such Fund an annual fee in the amount described in Schedule B attached hereto and made a part hereof.

     6. NON-EXCLUSIVITY. The services of the Administrator to the Trust hereunder are not to be deemed exclusive and the Administrator shall be free to render similar services to others.

     7. STANDARD OF CARE. Neither the Administrator, nor any of its directors, officers or stockholders, agents or employees shall be liable or responsible to the Trust or the Funds or their shareholders (or the beneficial owners of their shares) for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by the Administrator of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or gross negligence on the Administrator's part or from reckless disregard by the Administrator of its obligations and duties under this Agreement.

     8. AMENDMENT. This Agreement may be amended at any time by a written agreement executed by both parties hereto, provided that with respect to amendments of substance such execution on behalf of the Trust shall have been approved by the vote of a majority of those Trustees who are not interested persons of the Trust, the Administrator, the Investment Adviser, Keyport or a Participating Insurance Company.

     9. TERM AND TERMINATION. This Agreement shall begin on the date first written above, and may be terminated at any time, without payment of any penalty, by the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, upon sixty (60) days' written notice to the Administrator. This Agreement may be terminated by the Administrator at any time upon sixty (60) days' written notice to the Trust.

     10. NON-LIABILITY OF TRUSTEES AND SHAREHOLDERS. As provided in the Declaration of Trust of the Trust, a copy of which is on file with the Secretary of State of The Commonwealth of Massachusetts, any obligation of the Trust or the Funds hereunder shall be binding only upon the assets and property of the Trust or the applicable Funds, as the case may be, and shall not be binding upon any Trustee, officer, employee, agent or shareholder (or beneficial owner of shares) of the Trust, including, without limitation, the officer of the Trust executing this Agreement on its behalf. Neither the authorization of any action by the Trustees or shareholders (or beneficial owners of shares) of the Trust nor the execution of this Agreement on behalf of the Trust shall impose any liability upon any Trustee or any shareholder (or beneficial owner of shares).

     11. HEADINGS. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement.

     12. INTERPRETATION; GOVERNING LAW. This Agreement shall be interpreted under, and the performance of the Administrator under this Agreement shall be consistent with, the provisions of the Agreement and Declaration of Trust and the By-Laws of the Trust, each as in effect from time to time, the terms of the Investment Company Act, other applicable laws and regulations thereunder (including any amendments hereafter adopted), the Internal Revenue Code of 1986, as amended, and regulations thereunder, and the Trust's prospectus and statement of additional information, as from time to time in effect. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction; provided, however, that if such law or any of the provisions of this Agreement conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     13. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, a statute, a rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. EFFECTIVE DATE. This Administration Agreement shall become effective as of its date.

     15. JOINDER AND REMOVAL OF FUNDS. In the event that the Trust creates additional series funds, the Trust and the Administrator may jointly amend Schedules A and B hereto with respect to such new series fund, in which case such new series fund shall thereupon be deemed to be a "Fund" for all purposes of this Agreement. In the event that any Fund ceases to exist as a separate series fund of the Trust, whether as a result of merger, substitution or otherwise, from and after such event, such Fund shall no longer be subject to this Agreement, and the Trust and the Administrator may, if they desire, jointly amend Schedule A hereto to reflect such event.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first above written.

                              STEINROE VARIABLE INVESTMENT TRUST

                              by ______________________________
                                 Name:
                                 Title:

                              STEIN ROE & FARNHAM INCORPORATED

                              by ______________________________
                                 Name:
                                 Title:

                             Schedule A
                       Administration Agreement

                                 Funds
                        as of January 3, 1995

Capital Appreciation Fund
Managed Growth Stock Fund
Strategic Managed Assets Fund
Managed Assets Fund
Managed Income Fund
Mortgage Securities Income Fund
Cash Income Fund

                              Schedule B
                        Administration Agreement

                             Fee Schedule

     The annual administration fee referred to in paragraph 5 of this Agreement for each Fund shall be 0.15% of the net asset value of such Fund. The applicable fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly on or before the tenth day of the following calendar month. The daily accruals of the fee for such Fund will be computed by (i) multiplying the annual percentage rate referred to above by the fraction the numerator of which is one and the denominator of which is the number of calendar days in the year, and (ii) multiplying such product by the net asset value of such Fund as determined in accordance with the Fund's prospectus as of the previous business day on which the Fund was open for business. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month.